Exhibit 99.1

Comdial Corporation

106 Cattlemen Road

Sarasota, FL 34232

Telephone (800) 419-3800

Facsimile (941) 554-5012

Contact: Ken Clinebell, Chief Financial Officer

(941) 554-5000 ext. 1513

FOR IMMEDIATE RELEASE

Comdial Provides Update on Second Quarter 2004 Results

SARASOTA, FL. – August 26, 2004 – Comdial Corporation (OTC Bulletin Board: CMDZ.OB), a leading provider of communications solutions for small and midsize enterprises, today reported that its net sales for the three months ended June 30, 2004 were $9.4 million, compared to $13.0 million for the three months ended June 30, 2003 and $9.0 for the three months ended March 31, 2004. The Company’s cash balance at June 30, 2004 was $8.2 million, compared to $9.1million at March 31, 2004 and $2.9 million at December 31, 2003.

On August 16, 2004, the Company filed a request with the Securities and Exchange Commission for an extension to file its Form 10-Q for the quarter ended June 30, 2004. The delay in filing is due to a continuing analysis of the accounting and financial reporting for various items related to its private placements. The Company is currently working with Comdial’s external auditors to resolve such accounting treatment and will file its financial statements as soon as practicable. The accounting issues are non-cash in nature, and therefore do not affect the Company’s cash balance or cash flows from operations, but may affect its net income (loss).

About COMDIAL

Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, Comdial is dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, Comdial provides comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer’s evolving business needs. For more information about Comdial and its communications solutions, please visit the Comdial web site at www.comdial.com.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation’s ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company’s stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002 as well as any other private investments or public offerings that may occur form time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial’s filings with the SEC, including, but not limited to, Comdial’s Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

2